__________________________________________________________________


                            AETNA INC.

                                and

             FIRST CHICAGO TRUST COMPANY OF NEW YORK


                         RIGHTS AGREEMENT

                    Dated as of June 28, 1996


__________________________________________________________________



                        TABLE OF CONTENTS

RECITALS.........................................................1
________

Section 1.  Certain Definitions..................................1
            ____________________

Section 2.  Appointment of Rights Agent..........................8
            ____________________________

Section 3.  Issue of Right Certificates..........................8
            ____________________________

Section 4.  Form of Right Certificates...........................9
            ___________________________

Section 5.  Countersignature and Registration...................10
            __________________________________

Section 6.  Transfer, Split Up, Combination and Exchange
            ____________________________________________
            of Right Certificates; Mutilated, Destroyed,
            ____________________________________________
            Lost or Stolen Right Certificates...................11
            __________________________________

Section 7.  Exercise of Rights; Purchase Price;
            ___________________________________
            Expiration Date of Rights...........................12
            __________________________

Section 8.  Cancellation and Destruction of Right
            ______________________________________
            Certificates........................................14
            _____________

Section 9.  Company Covenants Concerning Shares and Rights......14
            _______________________________________________

Section 10.  Merger Date........................................16
             ____________

Section 11.  Adjustment of Purchase Price, Number and
             _________________________________________
             Type of Shares or Number of Rights.................17
             ___________________________________

Section 12.  Certificate of Adjusted Purchase Price or
             __________________________________________
             Number of Shares...................................28
             _________________

Section 13.  Consolidation, Merger or Sale or Transfer of
             ____________________________________________
             Assets or Earning Power............................28
             ________________________

Section 14.  Fractional Rights and Fractional Shares............32
             ________________________________________

Section 15.  Rights of Action...................................34
             _________________

Section 16.  Agreement of Rights Holders........................35
             ____________________________

Section 17.  Right Certificate Holder Not Deemed a
             ______________________________________
             Shareholder........................................36
             ____________

Section 18.  Concerning the Rights Agent........................36
             ____________________________

Section 19.  Merger or Consolidation or Change of Name of
             ____________________________________________
             Rights Agent.......................................37
             _____________

Section 20.  Duties of Rights Agent.............................38
             _______________________

Section 21.  Change of Rights Agent.............................40
             _______________________

Section 22.  Issuance of New Right Certificates.................41
             ___________________________________

Section 23.  Redemption.........................................41
             ___________



Section 24.  Notice of Certain Events...........................42
             _________________________

Section 25.  Notices............................................44
             ________

Section 26.  Supplements and Amendments.........................44
             ___________________________

Section 27.  Successors; Certain Covenants......................45
             ______________________________

Section 28.  Benefits of this Agreement.........................45
             ___________________________

Section 29.  Severability.......................................46
             _____________

Section 30.  Governing Law......................................46
             ______________

Section 31.  Counterparts.......................................46
             _____________

Section 32.  Descriptive Headings...............................46
             _____________________

                         RIGHTS AGREEMENT
                         ________________

      This RIGHTS AGREEMENT, dated as of June 28, 1996 (this "Agreement"), is made and entered into by and between Aetna Inc., a Connecticut corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

                             RECITALS
                             ________

      WHEREAS, on June 6, 1996, the Board of Directors of the Company authorized and directed the issuance of one Right ("Right") with each Common Share (as hereinafter defined) issued in connection with the Mergers contemplated by and defined in the Agreement and Plan of Merger, dated as of March 30, 1996 (as amended from time to time, the "Merger Agreement"), among Aetna Life and Casualty Company, U.S. Healthcare, Inc., the Company, Antelope Sub, Inc. and New Merger Corporation, each Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) (a) after the Merger Date, as hereinafter defined, but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined) and (b) unless otherwise specifically provided in a resolution adopted by the Board of Directors of the Company prior to the Distribution Date, after the Distribution Date but prior to the Expiration Date upon (i) exercise of employee stock options or awards granted under any Company incentive or compensation plan prior to the Distribution Date or (ii) the conversion of convertible securities issued by the Company prior to the Distribution Date (provided, however, that the Board of Directors shall not have the authority to adopt any such resolution with respect to the Company's 6.25% Class C Voting Preferred Stock);

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      Section 1.  Certain Definitions.
                  ___________________

      For purposes of this Agreement, the following terms shall have the meanings indicated:

           (a) "Acquiring Person" shall mean (i) any Person (other than the Company or any Related Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding or (ii) any Adverse Person; provided, however, that a Person shall not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding, unless and until
      (A) such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally or (B) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person.
           (b) "Adverse Person" shall mean any Person (other than the Company or any Related Person) who or which shall
      (i) make a tender offer for, or a request or invitation for tenders of, enter into any agreement to exchange securities for, seek to acquire, or acquire, in the open market or otherwise, Common Shares if, after consummation thereof, such Person would be the Beneficial Owner of 10% or more of the Common Shares then outstanding and (ii) be declared by the Board of Directors of the Company to be an Adverse Person upon a determination that (A) upon completion of the proposed acquisition, any subsidiary of the Company would not be able to satisfy the requirements for the issuance of a license to write each of the lines of insurance for which it was licensed prior to such acquisition; (B) the financial condition of such Person is such as might jeopardize the financial stability of the Company or prejudice the interests of the policyholders of any Subsidiary of the Company or the interests of any of the Company's securityholders (other than such Person and its Affiliates and Associates); (C) if a tender or exchange offer is contemplated, the terms thereof are not fair and/or equitable to the securityholders of the Company (other than such Person and its Affiliates and Associates); (D) the plans or proposals which such Person has to liquidate, sell any assets of, merge, consolidate or make any other material change in the business or corporate structure or the management of the Company or of any of its Subsidiaries are not fair and/or equitable to the policyholders of any Subsidiary of the Company or to the securityholders of the Company (other than such

      Person and its Affiliates and Associates); (E) the competence, experience or integrity of the Person is such that it would not be in the interests of the policyholders or the securityholders of the Company (other than such Person and its Affiliates and Associates) or in the public interest for such offer, request, invitation, agreement or acquisition to be made; or (F) such offer, request, invitation, agreement or acquisition is (1) intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or any Affiliate or Associate of such Person, or (2) intended or may reasonably be anticipated to cause pressure on the Company to take action or enter into a transaction or series of transactions to provide such Person or any Affiliate or Associate of such Person with short-term financial gain under circumstances that would not serve the best long-term interests of the Company and its shareholders (other than such Person and its Affiliates and Associates), or (3) intended or may reasonably be anticipated to permit such Person or any Affiliate or Associate of such Person to acquire control of or a controlling influence over the Company, as a result of such beneficial ownership or one or more subsequent actions or transactions, in a manner or pursuant to one or more actions or transactions that would be inadequate, unfair or coercive (other than to such Person and its Affiliates and Associates), or (4) otherwise not in the best interests of the Company; provided, however, that if such Person shall not be the Beneficial Owner of 10% or more of the Common Shares outstanding at the time such Person is declared by the Board of Directors of the Company to be an Adverse Person, such Person shall not be deemed an Adverse Person unless and until such Person shall thereafter become the Beneficial Owner of 10% or more of the Common Shares then outstanding. In determining whether any such offer, request, invitation, agreement or acquisition is in the best interests of the Company, the Board of Directors of the Company shall consider (i) the long-term as well as the short-term interests of the Company, (ii) the interests of the Company's shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the Company, (iii) the interests of the Company's employees, customers, creditors and suppliers, and (iv) community and societal considerations, including those of any community in which any office or other facility of the Company is located. A Director of the Company may also in his discretion consider any other factors he reasonably considers appropriate in determining what he reasonably believes to be in the best interests of the Company.
           (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.
           (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" and have "beneficial ownership" of, any securities:
                 (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
                 (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or
                 (iii)  of which any other Person is the
           Beneficial Owner if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;
      provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security
      (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on
      Schedule 13D under the Exchange

      Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in
      Section 3(a)(23) of the Exchange Act; and provided, further, that nothing in this paragraph shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until the expiration of 40 calendar days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.
           (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of Connecticut or New York (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.
           (f) "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.
           (g) "Common Shares" when used with reference to the Company shall mean the Common Stock, par value $.01 per share, of the Company; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in Section 11(a)(ii) or Section 13(a)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock or equity security with the greatest aggregate voting power of the Company. "Common Shares" when used with reference to any corporation or other legal entity, other than the Company, including an Issuer (as defined in Section 13(b) hereof), shall mean the capital stock or equity security with the greatest aggregate voting power of such corporation or other legal entity.
           (h) "Company" shall mean Aetna Inc., a Connecticut corporation.
           (i)   "Distribution Date" shall mean the earlier of:
      (i) the Close of Business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the Share Acquisition Date and (ii) the Close of Business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the

      Board of Directors of the Company) after the date of the commencement of a tender or exchange offer by any Person (other than the Company or any Related Person), the consummation of which could result in beneficial ownership by such Person of 15% or more of the outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights); provided, however, that if the earlier of such dates would otherwise occur prior to the Merger Date, the Distribution Date shall mean the Close of Business on the Merger Date.
           (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
           (k) "Expiration Date" shall mean the earlier of (i) the Close of Business on the Final Expiration Date and (ii) the time at which the Rights are redeemed as provided in
      Section 23 hereof.
           (l)   "Final Expiration Date" shall mean November 7,
      1999.
           (m)   "Flip-in Event" shall mean any event described in
      Section 11(a)(ii) hereof.
           (n) "Flip-over Event" shall mean any event described in subsections (i), (ii) or (iii) of Section 13(a) hereof.
           (o)   "Issuer" shall have the meaning set forth in
      Section 13(b) of this Agreement.
           (p) "Merger Agreement" shall have the meaning set forth in the Recitals to this Agreement.
           (q) "Merger Date" shall mean the date of the consummation of the Mergers contemplated by the Merger Agreement.
           (r) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.
           (s) "Person" shall mean any individual, firm, corporation, limited liability company, limited liability partnership, partnership or other legal entity, and shall include any successor (by merger or otherwise) of such entity.
           (t) "Preferred Shares" shall mean shares of Class B Voting Preferred Stock, Series A, par value $.01 per share, of the Company having the rights and preferences set forth in Exhibit A to this Agreement.

           (u) "Purchase Price" shall mean initially $200.00 per one one-hundredth of a Preferred Share and shall be subject to adjustment from time to time as provided in this Agreement.
           (v) "Redemption Price" shall mean $0.01 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.
           (w) "Related Person" shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan.
           (x) "Right" shall have the meaning set forth in the Recitals to this Agreement.
           (y) "Right Certificates" shall mean certificates evidencing the Rights, in substantially the form of Exhibit B attached hereto.
           (z) "Rights Agent" shall mean First Chicago Trust Company of New York, and its successors and assigns.
           (aa) "Securities Act" shall mean the Securities Act of 1933, as amended.
           (bb) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.
           (cc) "Subsidiary" of any Person shall mean any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), "Subsidiary" of any Person shall mean any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.
           (dd) "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.
           (ee) "Triggering Event" shall mean any Flip-in Event or Flip-over Event.

      Section 2.  Appointment of Rights Agent.
                  ____________________________
      The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent shall be entitled to all of the rights and protections afforded to, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.
      Section 3.  Issue of Right Certificates.
                  ____________________________
      (a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the transfer of any certificates evidencing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.
      (b) Rights will be issued by the Company in respect of all Common Shares issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) on and/or after the Merger Date but prior to the earlier of the Distribution Date and the Expiration Date. Unless otherwise specifically provided in a resolution adopted by the Board of Directors of the Company prior to the Distribution Date, Rights will also be issued or delivered in respect of all Common Shares (other than Common Shares issued or delivered upon the exercise of any Right) issued or delivered by the Company prior to the Expiration Date upon (i) the exercise of employee stock options or other awards granted under any Company incentive or compensation plan prior to the Merger Date or (ii) the conversion of the convertible securities issued by the Company prior to the Merger Date (provided, however, that the Board of Directors shall not have the authority to adopt any such resolution with respect to the Company's 6.25% Class C Voting Preferred Stock). Certificates evidencing such Common Shares shall bear the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage:
           This Certificate also evidences and entitles the
           holder hereof to certain Rights as set forth in a Rights Agreement between Aetna Inc. and First Chicago
           Trust Company of New York, dated as of        , 1996
                                                  _______
           (the "Rights Agreement"), the terms of which are incorporated herein by this reference and a copy of which is on file at the principal executive offices of Aetna Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. Aetna Inc. will mail to the registered holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor.
           Under certain circumstances, as set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

      (c) As soon as practicable after the Distribution Date, the Rights Agent shall send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right for each Common Share so held, subject to adjustment. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
      Section 4.  Form of Right Certificates.
                  ___________________________
      The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth as Exhibit B hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares or Rights may from time to time be listed or quoted, or to conform to usage. Subject to Sections 11(i) and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price set forth therein, provided, however, the Purchase Price and the number and type of securities, if any, purchasable upon exercise of each Right, and the number of Rights outstanding, shall be subject to adjustment as provided herein.
      Section 5.  Countersignature and Registration.
                  __________________________________
      (a) The Right Certificates shall be executed on behalf of the Company by an authorized officer of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Corporate Secretary or an Assistant Corporate Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.
In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
      (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Common Shares or the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates and the date of each of the Right Certificates.
      Section 6.  Transfer, Split Up, Combination and Exchange of
                  ________________________________________________
Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
_______________________________________________________________
Certificates.
_____________
      (a) Subject to Sections 7(d) and 14 hereof, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
      (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expense incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

      Section 7.  Exercise of Rights; Purchase Price; Expiration
                  _______________________________________________
Date of Rights.
_______________
      (a) Except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at an office of the Rights Agent designated for such purpose, together with an amount in cash, in lawful money of the United States of America, equal to the sum of (i) the aggregate Purchase Price for the number of one one-hundredths of a Preferred Share as to which such surrendered Rights are exercised or, if applicable, the product of
(x) the number of Rights being surrendered for exercise and (y) the exercise price per Right specified in Sections 11(a)(ii) or 13(a) hereof, as the case may be, and (ii) any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof. The registered holder of any Right Certificate evidencing exercisable Rights may, at its option, exercise the Rights evidenced thereby in whole or in part as aforesaid without delivering to the Rights Agent the cash payment referred to in the immediately preceding sentence; provided that a Triggering Event shall have theretofore occurred; and provided, further, that, in any such case, the number of Common Shares, Substitute Securities or other securities, or the amount of cash, as the case may be, which such holder would otherwise be entitled to receive upon the exercise of such Rights shall be reduced to the extent required to result in the aggregate current market value thereof being reduced by an amount equal to the amount of cash that otherwise would have been payable pursuant to the immediately preceding sentence. For purposes of this
Section 7(a), (i) the current market value of any security shall be the current market price thereof (determined pursuant to the applicable provisions of Section 11(d)(i) hereof in the case of Common Shares, and determined in a similar manner in the case of any other security) on the Trading Day immediately preceding the date of the first occurrence of any Triggering Event and (ii) the current market value-of cash shall be the face amount thereof.
      (b) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, and accompanied by payment as described above, the Rights Agent shall promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or, if the Company shall have elected to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased and the Company will direct the depositary agent to comply with such request, (ii) after receipt of such certificates (or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor (or make available if the Rights Agent is the transfer agent) certificates representing the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (iv) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company or any transfer agent therefor (or make available, if the Rights Agent is the transfer agent) certificates representing the number of Substitute Securities to be issued in lieu of the issuance of Common Shares in accordance with the provisions of
Section 11(a)(iii) hereof and the Company hereby authorizes its transfer agent to comply with all such requests, (vi) when appropriate, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (vii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof or in lieu of the issuance of Common Shares in accordance with
Section 11(a)(iii) hereof, (viii) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (ix) when appropriate, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l) hereof.
      (c) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall, subject to Section 14 hereof, be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns.

      (d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split-up, combination or exchange of any Rights Certificate pursuant to Section 6 hereof or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer, split-up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
      (e) Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or registration in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.
      Section 8.  Cancellation and Destruction of Right
                  ______________________________________
Certificates.
_____________
      All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall-so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates and deliver a certificate of destruction thereof to the Company.
      Section 9.  Company Covenants Concerning Shares and Rights.
                  _______________________________________________
      The Company covenants and agrees that:
      (a) It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares that will be sufficient to permit the exercise pursuant to Section 7 hereof of all outstanding Rights.

      (b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities as provided herein) issuable and deliverable upon the exercise of the Rights may be listed on a national securities exchange, it will endeavor to cause, from and after such time as the Rights become exercisable, all shares reserved for such
issuance to be listed on such exchange upon official notice of issuance.
      (c)  It will take all such action as may be necessary to
ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities)
delivered upon exercise of Rights, at the time of delivery of the certificates or depository receipts for such securities, shall be (subject to payment of the Purchase Price) duly and validly authorized and issued, fully paid and nonassessable shares.
      (d)  It will pay when due and payable any and all federal
and state transfer taxes and charges that may be payable in
respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights; provided,
however, it will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of
Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing
Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for
exercise, or to issue or deliver any certificates or depository receipts representing Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any
Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right
Certificate at the time of surrender) or until it has been
established to the Company's satisfaction that no such tax is due.
      (e)  It will use its best efforts to (i) file on an
appropriate form, as soon as practicable following the
Distribution Date, a registration statement under the Securities
Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii)
cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B)
the Expiration Date.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the
securities or "blue sky" laws of the various states in connection with the exercisability of the Rights.  The Company may
temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in
effect. In addition, if the Company shall determine that a registration statement is required following the Distribution
Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in
effect.
      (f)  Notwithstanding anything in this Agreement to the
contrary, the Company covenants and agrees that, after the
Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
      (g)  In the event that the Company is obligated to issue
other securities of the Company, pay cash and/or distribute other property pursuant to Sections 11, 13 or 14 hereof, it will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights
Agent, if and when appropriate.
      Section 10.  Record Date.
                   ____________
      Each Person in whose name any certificate or depository
receipt representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate or depository receipt shall be dated, the date upon which the Right Certificate evidencing such Rights was duly
surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred
Shares (or Common Shares and/or other
securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate or depository receipt shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including without limitation the right to vote, receive dividends or other distributions or exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
      Section 11.  Adjustment of Purchase Price, Number and Type
                   ______________________________________________
of Shares or Number of Rights.
______________________________
      The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
      (a)(i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) split up or divide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such split-up or division or combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, split-up, division, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section
      11(a)(ii) hereof or Section 13 hereof,
      the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section
      13 hereof.
           (ii)  In the event that
           (A) any Person (other than the Company or any Related Person), together with all Affiliates and Associates of such Person, shall at any time after the date of this Agreement, become the Beneficial Owner of 15% or more of the Common Shares then outstanding (other than pursuant to any transaction set forth in Section 13(a). hereof);
        provided, however, that a Person shall not be deemed to have become the Beneficial Owner of 15% or more of the Common Shares then outstanding for the purposes of this
        Section 11(a)(ii)(A) solely as a result of a reduction in the number of Common Shares outstanding, unless and until
        (1) such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally or (2) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person, or
           (B) any Person, at any time after the date of this Agreement, shall become an Adverse Person, or
           (C) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement at which for any reason the adjustments provided for in this Section 11(a)(ii) shall not have been theretofore effected and then be continuing in effect pursuant to Section 11(a)(ii)(A) or 11(a)(ii)(B) hereof, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13 hereof), (2) merge or otherwise combine with any Subsidiary of the Company, (3) in one or more transactions (other than in connection with the exercise of Rights or the exercise or conversion of securities exercisable for or convertible into capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company or any of its Subsidiaries),
        (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of (in one or more transactions) any assets (including securities), to, from, with or of, as the case may be, the Company or any of its Subsidiaries (other than in a transaction subject to Section 13 hereof), (5) receive any compensation from the Company or any of its Subsidiaries other than compensation as a Director or for full-time employment as a regular employee, in either case, at rates in accordance with the Company's (or its Subsidiaries') past practices, (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or (7) through its nominees or representatives or otherwise, cause the Company to effect any reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13 hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries of which an Acquiring Person or any Associate or Affiliate of an Acquiring Person is the Beneficial Owner,

        then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of such Flip-in Event, in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of such Flip-in Event, and dividing that product by 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of the first occurrence of any such Flip-in Event. Notwithstanding anything in this Agreement to the contrary, from and after the later of the Distribution
        Date and the first occurrence of a Flip-in Event, (1) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement, (2) no Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an
        Acquiring Person or any Affiliate or Associate thereof,
       (3) no Right Certificate shall be issued at any time upon
        the transfer of any Rights to an Acquiring Person or any
        Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and
        (4) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be canceled.
           (iii) Upon the occurrence of a Flip-in Event, if there shall not be sufficient Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Common Shares issuable in accordance with subsection (ii) hereof upon exercise of a Right, the Board of Directors of the Company shall use its best efforts promptly to authorize and, subject to the provisions of
      Section 9(e) hereof, make available for issuance other equity securities of the Company having an equivalent value (as determined in good faith by the Board of Directors of the Company) to the Common Shares (the "Substitute Securities"). In such event, upon the exercise of a Right in accordance with Section 7 hereof, the registered holder shall be entitled to receive (A) Common Shares, to the extent any are available and (B) a number of Substitute Securities, which the Board of Directors shall have determined in good faith to have a value equivalent to the excess of (x) the aggregate current per share market value of all the Common Shares issuable in accordance with subsection (ii) hereof upon the exercise of a Right
      (the "Exercise Value") over (y) the aggregate current per share market value of any Common Shares available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the first occurrence of a Flip-in Event, there shall not be sufficient Common Shares and/or Substitute Securities available for issuance upon the exercise of a Right, then the Company shall be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), Substitute Securities (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-in Event), which securities and cash shall have an aggregate value equal to the excess of (1) the Exercise Value over (2) the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are payable all amounts which are not then restricted on a pro rata basis and shall continue to make payments on a pro rata basis as funds become available until the full amount due to each such Right holder has been paid.
           (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
           (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when-issued basis with respect to such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of periodic cash dividends, only that portion in excess of 125% of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years) or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
           (d)(i) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30
      Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common
      Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company.
      If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
           (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in Section 11(d)(i), other than the last sentence thereof. If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the current per share market price of the Preferred Shares shall be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, "current per share market price" of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one one-hundredth of a Preferred Share shall be equal to the current per share market price of one Preferred Share divided by 100.
           (e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a Common Share or other share or one hundred-thousandth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.
           (f)   If as a result of an adjustment made pursuant to
      Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.
           (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
           (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) hereof and Section 11(c) hereof made with respect to a distribution of subscription rights, options or warrants applicable to Preferred Shares, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one hundred-thousandth of a Preferred Share) obtained by (i) multiplying the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

           (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
      Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
           (j) Irrespective of any adjustment or change in the Purchase Price or the number or kind of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificate issued hereunder.
           (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the aggregate par value, if any, of the securities issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable securities at such adjusted Purchase Price.
           (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, capital stock or securities upon the occurrence of the event requiring such adjustment.
           (m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or
      (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.
           (n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares,

      (ii) split up or divide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.
      Section 12.  Certificate of Adjusted Purchase Price or
                   _________________________________________
Number of Shares.
_________________
      Whenever an adjustment is made as provided in Section 11 or
Section 13(a) hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares, a copy of such certificate, and
(c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 25 hereof.
      Section 13.  Consolidation, Merger or Sale or Transfer of
                   _____________________________________________
Assets or Earning Power.
________________________
      (a) In the event that, following the Share Acquisition Date, directly or indirectly,
           (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or
           (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the

      Common Shares shall be changed into or exchanged for stock or other securities of such other Person or cash or any other property, or
           (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case, proper provision shall be made so that (A) except as provided below, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of any Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, at an exercise price per Right equal to the product of the Purchase Price in effect immediately prior to the first occurrence of a Flip-in Event multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event), such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of any Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Purchase Price in effect immediately prior to such first occurrence) and dividing that product by 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d) hereof), on the date of consummation of such Flip-over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.
           (b) For purposes of this Section 13, "Issuer" shall mean (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (B), in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (i) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (ii) if there is no such corporation or other legal entity having outstanding equity securities, (Y) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (Z) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares.
           (c) The Company shall not consummate any Flip-over Event unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as soon as practicable after the consummation of any Flip-over Event, the Issuer will
                 (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;
                 (ii) take all such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and
                 (iii) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
           (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, exercisable Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in this
      Section 13.
      Section 14.  Fractional Rights and Fractional Shares.
                   ________________________________________
           (a) The Company shall not issue fractions of Rights or distribute Right Certificates which evidence fractional Rights. In lieu of issuing fractional Rights or distributing Rights Certificates which evidence fractional Rights, the Company may (i) pay as promptly as practicable to any Person to whom or which such fractional Rights would otherwise be issuable or to whom or which Rights Certificates evidencing fractional Rights would otherwise be distributable, an amount in cash equal to the same fraction of the current market value of one Right or (ii) take such other action permissible under applicable law as the Board of Directors of the Company deems appropriate. For the purposes of this Section 14(a), the current market value of one Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be conclusive for all purposes.

           (b) The Company shall not issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates which evidence fractional Preferred Shares. Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts and that such depositary receipts are exchangeable for Preferred Shares only in amounts calling for one or more whole Preferred Shares. In lieu of issuing fractional Preferred Shares or distributing certificates which evidence fractional Preferred Shares, the Company may (i) pay as promptly as practicable to any Person to whom or which fractional Preferred Shares would otherwise be issuable or to whom or which certificates evidencing fractional Preferred Shares would otherwise be distributable, an amount in cash equal to the same fraction of the current market value of one Preferred Share or (ii) take such other action permissible under applicable law as the Board of Directors of the Company deems appropriate. For purposes of this
      Section 14(b), the current market value of one Preferred Share shall be the closing price of the Preferred Shares (determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11(d)(i) hereof) for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement); and provided further, however, that if neither the Common Shares nor the Preferred Shares are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Preferred Share shall be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive for all purposes.
           (c) Following the occurrence of a Triggering Event, the Company shall not issue fractions of Common Shares or other securities issuable upon exercise of the Rights or distribute certificates which evidence any such fractional securities. In lieu of issuing any such fractional securities or distributing certificates which evidence any such fractional securities, the Company may (i) pay as promptly as practicable to any Person to whom or which any such fractional securities would otherwise be issuable or to whom or which certificates evidencing any such fractional securities would otherwise be distributable, an amount in cash equal to the same fraction of the current market value of one such security or (ii) take such other action permissible under applicable law as the Board of Directors of the Company deems appropriate. For purposes of this
      Section 14(c), the current market value of one Common Share or other security issuable upon the exercise of Rights shall be the closing price thereof (determined in the same manner as set forth for Common Shares in the second sentence of
      Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the Common Shares or such other securities, as applicable, are not publicly held or not listed or admitted to trading on any national securities exchange, or not the subject of available bid and asked quotes, the current market value of one Common Share or such other security shall be determined in good faith by the Board of Directors of the Company.
      Section 15.  Rights of Action.
                   _________________
      All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate or Common Share certificate in the manner provided in such Right

Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.
      Section 16.  Agreement of Rights Holders.
                   ____________________________
      Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
           (a) the Rights will not be exercisable prior to the Distribution Date or after the Expiration Date;
           (b) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
           (c)   after the Distribution Date, the Right
      Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;
           (d) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;
           (e) the holder expressly waives any right to receive any fractional rights or any fractional shares upon exercise of a Right, except as otherwise provided in Section 14 hereof;
           (f) the Rights will at all times be subject to all of the terms, provisions and conditions of this Agreement, as the same may be amended from time to time; and
           (g) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
      Section 17.  Right Certificate Holder Not Deemed a
                   ______________________________________
Shareholder.
____________
      No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of Directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
      Section 18.  Concerning the Rights Agent.
                   ____________________________
      (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

      (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate evidencing Preferred Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.
      Section 19.  Merger or Consolidation or Change of Name of
                   ____________________________________________
Rights Agent.
____________
      (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
      (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and
in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
      Section 20.  Duties of Rights Agent.
                   _______________________
      The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
      (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President or any Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
      (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.
      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
      (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of

Section 11 or Section 13 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Vice Chairman, the President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
      (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
      (I) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.
      (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company.
      Section 21.  Change of Rights Agent.
                   _______________________
      The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Connecticut or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Connecticut or New York), in good standing, having a principal office in the States of Connecticut or New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has, or is a Subsidiary of another entity that has, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
      Section 22.  Issuance of New Right Certificates.
                   ___________________________________
      Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
      Section 23.  Redemption.
                   ___________
      (a) The Rights may be redeemed by action of the Board of Directors of the Company pursuant to Section 23(b) hereof and shall not be redeemed in any other manner.
      (b) The Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) the Share Acquisition Date. At any time following the Share Acquisition Date, the Board of Directors of the Company may relinquish the right to redeem the Rights under this Section 23(b) by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the right of the Board of Directors of the Company to redeem the Rights under this
Section 23(b) shall terminate without further action and without any notice. Promptly after adoption of such a resolution, the Company shall publicly announce such action; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the action of the Board of Directors.
      (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to
Section 23(b) hereof, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(b) hereof, the Company shall publicly announce such action and within 10 calendar days thereafter shall give notice of redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. The notice of redemption mailed to the holders of the Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration (determined by the Board of Directors of the Company in good faith) at the time of redemption) or any combination thereof.
      Section 24.  Notice of Certain Events.
                   _________________________
      (a) In case, after the Distribution Date, the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the split-up or division of outstanding Preferred Shares, (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons,
(v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a split-up or division or combination or reclassification of the Common Shares, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.
      (b) In case any Triggering Event shall occur, then, in each such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

      Section 25.  Notices.
                   ________
      (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by commercial expedited delivery service, delivery charges prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

           Aetna Inc.
           151 Farmington Avenue
           Hartford, Connecticut  06156
           Attention:  Corporate Secretary

      (b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by commercial expedited delivery service, delivery charges prepaid, addressed (until another address is filed in writing with the Company) as follows:

           First Chicago Trust Company of New York
           525 Washington Boulevard, Suite 4660
           Jersey City, New Jersey  07310
           Attention:  Tenders and Exchanges Administration

      (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.
      Section 26.  Supplements and Amendments.
                   ___________________________
      Prior to the Distribution Date and subject to the last sentence of this Section 26, if the Company so directs, the Company and the Rights Agent shall supplement or amend any provision of this Agreement in any manner which the Company may deem desirable without the approval of any holders of Rights or certificates representing Common Shares. From and after the

Distribution Date and subject to the last sentence of this Section 26, if the Company so directs, the Company and the Rights Agent shall supplement or amend this Agreement without the approval of any holders of Rights or Certificates representing Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable, including without limitation the addition of other events requiring adjustment to the Rights under Sections 11 or 13 or procedures relating to the redemption of the Rights, which supplement or amendment shall not, in the good faith determination of the Board of Directors of the Company, adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Acquiring Person). Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity or effective date of any supplement or amendment adopted by the Company. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made which decreases the stated Redemption Price.
      Section 27.  Successors; Certain Covenants.
                   ______________________________
      All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
      Section 28.  Benefits of this Agreement.
                   ___________________________
      Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

      Section 29.  Severability.
                   _____________
      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
      Section 30.  Governing Law.
                   ______________
      This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Connecticut and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State, except for Sections 18, 19, 20 and 21, which shall be governed and construed in accordance with the internal substantive laws of the State of New York.
      Section 31.  Counterparts.
                   _____________
      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
      Section 32.  Descriptive Headings.
                   _____________________
      Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]
Attest:                                AETNA INC.


By   /s/ Paige L. Falasco              By   /s/ Richard L. Huber
     _______________________                ______________________
     Its Assistant Secretary                Its Vice Chairman
         ___________________                    __________________


[SEAL]
Attest:                                FIRST CHICAGO TRUST COMPANY
                                       OF NEW YORK


By   James Kuzmick                     By   Michael J. Kane
     _______________________                ______________________
     Its C.S.O.                             Its A.V.P.
         ___________________                    __________________


                                                         Exhibit A

                  Provisions Applicable to the
                 15,000,000 Authorized Shares of
                 Class B Voting Preferred Stock

The 15,000,000 shares of authorized Class B Voting Preferred
Stock, $.01 par value per share, of the Company shall constitute a single class with the following terms, limitations and relative rights and preferences:

      1. Dividends. The holders of any series of the Class B Voting Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, preferential dividends at such rates and payable on such dividend payment dates in each year as shall be established for such series, such dividends to be payable to holders of the Class B Voting Preferred Stock of record on such dates as may be fixed by said Board, but not more than 70 days before each dividend payment date; provided, however, that dividends shall not be declared or paid on any Class B Voting Preferred Stock for any dividend period unless dividends have been or are contemporaneously declared or paid to the same pro rata extent on the outstanding preferred stock of all series of all classes ranking on a parity with the Class B Voting Preferred Stock as to payment of dividends for all dividend periods terminating on the same or an earlier date.

           Dividends on each share of any series of the Class B Voting Preferred Stock shall accrue and be cumulative, if so provided for in such series, from the date of issue thereof or from such other date as may be provided for in such series.

           Whenever dividends payable on the Class B Voting Preferred Stock as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class B Voting Preferred Stock outstanding shall have been paid in full, the Company shall not:

           (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Voting Preferred Stock;

           (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Voting Preferred Stock except dividends paid ratably on the Class B Voting Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

           (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Voting Preferred Stock provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the

Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Class B Voting
Preferred Stock.

      2. Liquidation. The holders of shares of any series of the Class B Voting Preferred Stock shall receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the respective amounts established for such series.
If the net assets of the Company shall be insufficient to pay said amounts in full together with the aggregate liquidation preference for the outstanding shares of preferred stock of all other classes ranking on a parity with the Class B Voting Preferred Stock as to payments upon liquidation, then the entire net assets of the Company shall be distributed among the holders of preferred stock of all such classes, who shall receive a common percentage of the full respective preferential amounts. Neither the consolidation nor the merger of the Company with or into another corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Company.

      3. Redemption and Purchase. Subject to any restriction contained in the terms of any particular series of the Class B Voting Preferred Stock, all or any part of any series of the Class B Voting Preferred Stock at any time outstanding may be called for redemption at any time at the applicable redemption price provided for in such series and in the manner herein below provided. All or any part of any series of the Class B Voting Preferred Stock may be called for redemption in accordance with the terms of such series without calling any part or all of any other series of the Class B Voting Preferred Stock. If less than all of any such series of the Class B Voting Preferred Stock is so called, the shares of such series of the Class B Voting Preferred Stock to be called shall be selected by lot or pro rata or by any other means the Board of Directors deems equitable, all as determined by the Board of Directors.

           Except for a mandatory redemption provided for in any series of the Class B Voting Preferred Stock, (i) no call for redemption of less than all of the Class B Voting Preferred Stock outstanding shall be made without paying or setting aside for payment an amount equal to the cumulative dividends accrued and unpaid to the last preceding dividend date on all of the Class B Voting Preferred Stock then outstanding and not called and (ii) no redemption of less than all of the Class B Voting Preferred Stock outstanding shall be made without paying or setting aside for payment an amount equal to the cumulative dividends accrued and unpaid to the dividend date that coincides with or last precedes such redemption date on all the Class B Voting Preferred Stock then outstanding and not called.

           Except as otherwise provided in any series of the Class B Voting Preferred Stock, notice of each such call, specifying the shares called for redemption, the redemption date and the place where the redemption price of the stock so called is payable, and, if any series of such stock is convertible, the date upon which the conversion rights of the shares of such series being redeemed will expire, shall be mailed by or on behalf of the Company not less than 30 days before the redemption date or the date upon which conversion rights of such shares will expire when called for redemption, whichever is earlier, to each holder of stock so called at such holder's address as it appears upon the books of the Company.

           If notice of such call shall have been duly given as aforesaid and if, on or before the redemption date designated in such notice, the funds necessary for the redemption shall have been set aside so as to be and continue to be available therefor, then notwithstanding that any certificate of the Class B Voting Preferred Stock so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights with respect to the shares of the Class B Voting Preferred Stock so called for redemption shall forthwith after such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of such shares without interest.

           The Company may, however, at any time prior to the redemption date specified in the notice of redemption deposit in trust, for the account of the holders of the shares of the Class B Voting Preferred Stock to be redeemed, with a bank or trust company in good standing named in the notice of redemption, all funds necessary for the redemption, and deliver in writing irrevocable instructions and authority directing such bank or trust company on behalf of and at the expense of the Company to cause notice of such redemption to be duly mailed as provided above promptly after receipt of such irrevocable instructions and authority and to pay the redemption price to the holders of the shares of the Class B Voting Preferred Stock to be redeemed, and thereupon, notwithstanding that any certificate for the shares of the Class B Voting Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Class B Voting Preferred Stock with respect to which the deposit shall have been made shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate, except only the right of the holders thereof to receive from such bank or trust company the redemption price of such shares without interest, and with respect to any series of such stock entitled to conversion rights, to exercise such conversion rights. Any moneys so deposited for the redemption of shares of the Class B Voting Preferred Stock which shall be converted prior to the redemption date shall be repaid to the Company immediately following such conversion. Any amount earned on funds so deposited shall be paid to the Company from time to time.

           Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released and repaid to the Company upon its request after which the holders of the shares so called for redemption shall look only to the Company for the payment thereof without interest.

      4. Conversion. Shares of any series of the Class B Voting Preferred Stock may be convertible into or exchangeable for Common Stock or other securities or assets of the Company or any other issuer to the extent, but only to the extent, if any, as may be provided for in such series.

      5. Voting Rights. Subject to the provision for adjustment hereinafter set forth, each share of Class B Voting Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after [closing date] (a) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) split up or divide the outstanding shares of Common Stock, (c) combine the outstanding shares of Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class B Voting Preferred Stock are then issued or outstanding, the number of votes per share to which each holder of shares of Class B Voting Preferred Stock would be entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Except as otherwise provided herein or by law, the holders of shares of Class B Voting Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

           Except as set forth herein, or as required by law, holders of Class B Voting Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Class B Voting Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Class B Voting Preferred Stock, voting separately as a class.

      6. Consolidation, Merger, Etc. (a) In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class B Voting Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment set forth in subsection (b) of this Section 6, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

           (b) In the event the Company shall at any time after [closing date] (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) split up or divide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class B Voting Preferred Stock are then issued or outstanding, the amount per share to which each holder of shares of Class B Voting Preferred Stock would be entitled immediately prior to such event under subsection (a) of this
Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      7. Transfer Agent. The Company shall always have at least one transfer agent for the Class B Voting Preferred Stock, which may be the Company or a bank or trust company in good standing.

                   Provisions Applicable to the
             Class B Voting Preferred Stock, Series A

There is hereby established a series of the Company's Class B Voting Preferred Stock, par value $.01 per share, designated and hereinafter referred to as "Class B Voting Preferred Stock, Series A," the authorized number of shares of which series shall be 5,000,000 and the terms of which series shall be as follows:

      1. Dividends. (a) The holders of shares of Class B Voting Preferred Stock, Series A shall be entitled to receive cumulative quarterly dividends payable in cash (or in kind to the extent provided below) on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Class B Voting Preferred Stock, Series A (the "First Quarterly Dividend Payment Date"), in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock on or since the immediately preceding Quarterly Dividend Declaration Date, as defined below, or, with respect to the first Quarterly Dividend Declaration Date, since the first issuance of any share of Class B Voting Preferred Stock, Series A. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Declaration Date and the next subsequent Quarterly Dividend Declaration Date, the holders of shares of Class B Voting Preferred Stock, Series A shall be entitled to receive a dividend of $0.01 per share on the next subsequent Quarterly Dividend Payment Date. The Company shall declare a dividend on the Class B Voting Preferred Stock, Series A on the fifth day of March, June, September and December of each year (each such date being referred to herein as a "Quarterly Dividend Declaration Date"), commencing on the first Quarterly Dividend Declaration Date after the first issuance of a share of Class B Voting Preferred Stock, Series A. In the event the Company shall at any time after [closing date]
(i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) split up or divide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class B Voting Preferred Stock, Series A are then issued or outstanding, the amount per share to which each holder of shares of Class B Voting Preferred Stock, Series A would be entitled immediately prior to such event under the first sentence of this Section 1(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (b) Dividends shall begin to accrue and be cumulative on outstanding shares of Class B Voting Preferred Stock, Series A from the Quarterly Dividend Payment Date next preceding the date of issue of such shares: (i) unless the date of issue of such shares is prior to the record date for the First Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of the first issuance of a share of Class B Voting Preferred Stock, Series A; or (ii) unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class B Voting Preferred Stock, Series A entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class B Voting Preferred Stock, Series A in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of Directors may fix a record date for the determination of holders of shares of Class B Voting Preferred Stock, Series A entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 70 calendar days prior to the date fixed for the payment thereof.

      2.   Redemption.  The shares of Class B Voting Preferred
Stock, Series A shall not be redeemable.

      3. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution or payment shall be made (a) to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Voting Preferred Stock, Series A, unless prior thereto, the holders of shares of Class B Voting Preferred Stock, Series A shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Voting Preferred Stock, Series A, except distributions made ratably on the Class B Voting Preferred Stock, Series A and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time after [closing date] (a) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) split up or divide the outstanding shares of Common Stock, (c) combine the outstanding shares of Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class B Voting Preferred Stock,

Series A are then issued or outstanding, the aggregate amount per share to which each holder of shares of Class B Voting Preferred Stock, Series A would be entitled immediately prior to such event under the provision in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      4. No Conversion Rights. Holders of shares of Class B Voting Preferred Stock, Series A shall have no right to convert such shares into or exchange them for shares of Common Stock, or other securities or assets of the Company or any other issuer.

      5.   Reacquired Shares.  Any shares of Class B Voting
Preferred Stock, Series A purchased or otherwise acquired by the Company in any manner whatsoever shall not be cancelled but shall be held as treasury shares until retired, cancelled or reissued by action of the Board of Directors.


                                                         Exhibit B
                                                         _________



                   (Form of Right Certificate]


Certificate No. R-                                          Rights
                                                ___________



             NOT EXERCISABLE AFTER NOVEMBER 7, 1999
             OR EARLIER IF REDEEMED.  THE RIGHTS ARE
             SUBJECT TO REDEMPTION, AT THE OPTION OF
             THE COMPANY, AT $0.01 PER RIGHT ON THE
             TERMS SET FORTH IN THE RIGHTS
             AGREEMENT.  UNDER CERTAIN
             CIRCUMSTANCES SPECIFIED IN THE RIGHTS
             AGREEMENT, RIGHTS BENEFICIALLY OWNED
             BY AN ACQUIRING PERSON OR AN AFFILIATE
             OR AN ASSOCIATE OF AN ACQUIRING PERSON
             (AS SUCH TERMS ARE DEFINED IN THE RIGHTS
             AGREEMENT) MAY BECOME NULL AND VOID.

                        Right Certificate

                            AETNA INC.

      This certifies that                       , or registered
                          ______________________
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as
of       , 1996 (the "Rights Agreement") between Aetna Inc., a
   ______
Connecticut corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on November 7, 1999 at the principal office of the Rights Agent, in New York, New York or its successor as Rights Agent, one one-hundredth of a fully paid nonassessable share of the Class B Voting Preferred Stock, Series A, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $200.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a Preferred Share set forth above,
are the number and Purchase Price as of       , 1996.  No Right is
                                        ______
exercisable at any time prior to the Distribution Date.
      As provided in the Rights Agreement, the Purchase Price and the number and kind of securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and the Rights are subject to amendment, redemption and certain other events.
      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.
      Pursuant to the Rights Agreement, from and after the later of the Distribution Date and the first occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), (i) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of the Rights Agreement, (ii) no Right Certificate shall be issued pursuant to the Rights Agreement that represents Rights beneficially owned by any Acquiring Person or any Affiliate or Associate thereof, (iii) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (iv) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be canceled.

      This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent in New York, New York, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like aggregate number of Preferred Shares (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right.
      No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby. Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts. In lieu of issuing fractional Preferred Shares, the Company may make a cash payment, as provided in the Rights Agreement, or take such other action permissible under applicable law as the Company's Board of Directors deems appropriate.
      No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any Purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Right or Rights represented hereby, nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of [the issuance date].

ATTEST:                                AETNA INC.


                                       By
_______________________                   _______________________
       Secretary                          Title:



Countersigned:


By
   _______________________
    Authorized Signature

           (Form of Reverse Side of Right Certificate)


                       FORM OF ASSIGNMENT
                       __________________


        (To be executed by the registered holder if such holder desires to transfer the Right Certificate)


   FOR VALUE RECEIVED,                                      hereby
                       ____________________________________

sells, assigns and transfers unto
                                  ________________________________


__________________________________________________________________

          (Please print name and address of transferee)


__________________________________________________________________

this Right Certificate, together with all right, title and

interest therein, and does hereby irrevocably constitute and

appoint                                  Attorney, to transfer the
        ________________________________

within Right Certificate on the books of the within-named Company,

with full power of substitution.


Dated:                 , 19
       ________________    ___





                                       ___________________________
                                       Signature


Signature Guaranteed:

                           CERTIFICATE
                           ___________


   The undersigned hereby certifies by checking the appropriate boxes that:
   (1) the Rights evidenced by this Right Certificate [     ] are
[     ] are not being sold, assigned, transferred, split up,
combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);
   (2) after due inquiry and to the best knowledge of the
undersigned, it [     ] did [     ] did not acquire the Rights
evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:                 , 19
       ________________    ___





                                       ___________________________
                                       Signature


Signature Guaranteed:



                              NOTICE
                              ______


   The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right
Certificate in every particular, without alteration or enlargement or any change whatsoever.

                   FORM OF ELECTION TO PURCHASE
                   ____________________________


               (To be executed if holder desires to
                 exercise the Right Certificate)

To Aetna Inc.:

   The undersigned hereby irrevocably elects to exercise
                                                         _________

Rights represented by this Right Certificate to purchase the

Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number



__________________________________________________________________

          (Please print name and address of transferee)


__________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number



__________________________________________________________________

          (Please print name and address of transferee)


__________________________________________________________________


Dated:                 , 19
       ________________    ___





                                       ___________________________
                                       Signature


Signature Guaranteed:

                           CERTIFICATE
                           ___________


   The undersigned hereby certifies by checking the appropriate boxes that:
      (1) the Rights evidenced by this Right Certificate [     ]
are [     ] are not being exercised by or on behalf of a Person
who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);
      (2) after due inquiry and to the best knowledge of the
undersigned, it [     ] did [     ] did not acquire the Rights
evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:                 , 19
       ________________    ___





                                       ___________________________
                                       Signature


Signature Guaranteed:



                              NOTICE
                              ______

   The signature to the foregoing Election to Purchase and

Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.